Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion this Registration Statement on Form S-1 (Amendment No. 3) of our report dated April 13, 2015 with respect to the audited consolidated financial statements of EFactor Group Corp. and its subsidiaries for the years ended December 31, 2014 and 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 18, 2015